Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Constellation Brands, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-110718) and Form S-8 (Nos. 33-26694, 33-56557, 333-88391, 333-57912, 333-68180, and 333-123061) of Constellation Brands, Inc. of our report dated May 1, 2006, except for Note 21, which is as of August 8, 2006, with respect to the consolidated balance sheets of Constellation Brands, Inc. and subsidiaries as of February 28, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended February 28, 2006, which report appears in the Form 8-K of Constellation Brands, Inc. dated August 8, 2006, and to the reference of our firm under the heading “Experts” in the Registration Statement on Form S-3 (No. 333-110718), and management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2006 and the effectiveness of internal control over financial reporting as of February 28, 2006, which report appears in the February 28, 2006 annual report on Form 10-K of Constellation Brands, Inc.

/s/ KPMG LLP

Rochester, New York
August 8, 2006